Exhibit 99.1
Zoom Video Communications Reports Financial Results for the Second Quarter of Fiscal Year 2023
•Second quarter total revenue of $1,099.5 million, up 8% year over year
•Second quarter GAAP operating margin of 11.1% and non-GAAP operating margin of 35.8%
•Number of customers contributing more than $100,000 in trailing 12 months revenue up 37% year over year
San Jose, California – August 22, 2022 – Zoom Video Communications, Inc. (NASDAQ: ZM), today announced financial results for the second fiscal quarter ended July 31, 2022.
“In Q2, we continued to gain traction as the platform of choice for enterprises looking to deliver flexible, productive solutions for collaboration and customer engagement,” said Zoom founder and CEO, Eric S. Yuan. “Businesses are drawn to the Zoom platform because of our innovation and modern architecture. Our recently launched Zoom Contact Center and Zoom IQ for Sales products saw some great early wins while Zoom Phone delivered milestone results, hitting a record number of licenses sold in the quarter and reaching nearly 4 million seats, up more than 100% year over year.”

“In Q2, we delivered our fifth straight quarter with revenue of over one billion dollars. While we saw continued momentum with our Enterprise customers and our non-GAAP operating income came in meaningfully higher than our outlook, our revenue was impacted by the strengthening of the U.S. dollar, performance of the online business, and to a lesser extent sales weighted to the backend of the quarter,” said Zoom CFO, Kelly Steckelberg. “Consequently, we are now expecting to deliver FY23 revenue in the range of $4.385 billion to $4.395 billion. We remain focused on operational discipline, and continue to expect non-GAAP operating margin of approximately 33%.”
Second Quarter Fiscal Year 2023 Financial Highlights:
•Revenue: Total revenue for the second quarter was $1,099.5 million, up 8% year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the second quarter was $121.7 million, compared to GAAP income from operations of $294.6 million in the second quarter of fiscal year 2022. After adjusting for stock-based compensation expense and related payroll taxes, and acquisition-related expenses, non-GAAP income from operations for the second quarter was $393.7 million, compared to non-GAAP income from operations of $424.7 million in the second quarter of fiscal year 2022. For the second quarter, GAAP operating margin was 11.1% and non-GAAP operating margin was 35.8%.
•Net Income and Diluted Net Income Per Share: GAAP net income attributable to common stockholders for the second quarter was $45.7 million, or $0.15 per share, compared to GAAP net income attributable to common stockholders of $316.9 million, or $1.04 per share in the second quarter of fiscal year 2022.
Non-GAAP net income for the second quarter was $323.5 million, after adjusting for stock-based compensation expense and related payroll taxes, losses (gains) on strategic investments, net, acquisition-related expenses, undistributed earnings attributable to participating securities, and the tax effects on non-GAAP adjustments. Non-GAAP net income per share was $1.05. In the second quarter of fiscal year 2022, non-GAAP net income was $415.1 million, or $1.36 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of July 31, 2022 was $5.5 billion.
•Cash Flow: Net cash provided by operating activities was $257.2 million for the second quarter, compared to $468.0 million in the second quarter of fiscal year 2022. Adjusted free cash flow, which is net cash provided by operating activities less purchases of property and equipment, plus litigation settlement payments, net, was $222.1 million, compared to $455.0 million in the second quarter of fiscal year 2022.
Customer Metrics: Drivers of total revenue included acquiring new customers and expanding across existing customers. At the end of the second quarter of fiscal year 2023, Zoom had:
•Approximately 204,100 Enterprise customers, up 18% from the same quarter last fiscal year.
•A trailing 12-month net dollar expansion rate for Enterprise customers of 120%.

•3,116 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 37% from the same quarter last fiscal year.
Financial Outlook: Zoom is providing the following guidance for its third quarter fiscal year 2023 and its full fiscal year 2023.
•Third Quarter Fiscal Year 2023: Total revenue is expected to be between $1.095 billion and $1.100 billion and non-GAAP income from operations is expected to be between $325.0 million and $330.0 million. Non-GAAP diluted EPS is expected to be between $0.82 and $0.83 with approximately 306 million weighted average shares outstanding.
•Full Fiscal Year 2023: Total revenue is expected to be between $4.385 billion and $4.395 billion. Full fiscal year non-GAAP income from operations is expected to be between $1.440 billion and $1.450 billion. Full fiscal year non-GAAP diluted EPS is expected to be between $3.66 and $3.69 with approximately 307 million weighted average shares outstanding.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on August 22, 2022 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results, business highlights and financial outlook. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom is for you. Zoom is a space where you can connect to others, share ideas, make plans, and build toward a future limited only by your imagination. Our frictionless communications platform is the only one that started with video as its foundation, and we have set the standard for innovation ever since. That is why we are an intuitive, scalable, and secure choice for large enterprises, small businesses, and individuals alike. Founded in 2011, Zoom is publicly traded (NASDAQ:ZM) and headquartered in San Jose, California. Visit zoom.com and follow @zoom.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Zoom's financial outlook for the third quarter of fiscal year 2023 and full fiscal year 2023, Zoom’s market position, opportunities, and growth strategy, product initiatives and go-to market motions and the expected benefits resulting from the same, and market trends. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers and hosts, renewals or upgrades, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, continued uncertainty regarding the extent and duration of the impact of COVID-19 and the responses of government and private industry thereto, including the potential effect on our user growth rate as the impact of the COVID-19 pandemic tapers, particularly as users return to work or school or are otherwise no longer subject to limitations on in-person meetings, as well as the impact of COVID-19 and other macroeconomic conditions, including inflation, on the overall economic environment, any or all of which will have an impact on demand for remote work solutions for businesses as well as overall distributed, face-to-face interactions and collaboration using Zoom, delays or outages in services from our co-located data centers, failures in internet infrastructure or interference with broadband access which could cause current or potential users to believe that our systems are unreliable, market volatility, and global security concerns and their potential impact on regional and global economies and supply chains. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2022. Forward-looking statements speak only as of the date the statements are made and are based on information available to

Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income From Operations and Non-GAAP Operating Margin. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, acquisition-related expenses, and litigation settlements, net. Zoom excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. Zoom excludes significant litigation settlements, net of amounts covered by insurance, that we deem not to be in the ordinary course of our business. In particular, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses and assist in the comparison with the results of other companies in the industry.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income and non-GAAP net income per share, basic and diluted, as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and related payroll taxes, acquisition-related expenses, gains/losses on strategic investments, net, litigation settlements, net, and undistributed earnings attributable to participating securities, including the tax effects of all non-GAAP adjustments. Zoom excludes gains on strategic investments, net because given the size and volatility in the ongoing adjustments to the valuation of our strategic investments, we believe that excluding these gains or losses facilitates a more meaningful evaluation of our operational performance. Zoom excludes undistributed earnings attributable to participating securities because they are considered by management to be outside of Zoom’s core operating results, and excluding them provides investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in the industry.
Free Cash Flow, Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom defines adjusted free cash flow as free cash flow plus litigation settlement payments, net. Zoom adds back litigation settlement payments, net because they are not part of Zoom's ongoing operating activities, and the consideration of measures that exclude such payments can assist in the comparison of cash generated from operations in different periods which may or may not include such payments and assist in the comparison with the results of other companies in the industry. Zoom considers free cash flow and adjusted free cash flow to be liquidity measures that provide useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid host or an organization of any size (including a distinct unit of an organization) that has multiple paid hosts. Zoom defines Enterprise customers as distinct business units who have been engaged by either Zoom’s direct sales team, channel partners or independent software vendor partners. All other customers are referred to as Online customers.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from Enterprise customers as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. Zoom calculates ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR is defined as the recurring revenue run-rate of subscription agreements from all Enterprise customers for the last month of the period, including revenue from monthly subscribers who have not provided any indication that they intend to cancel their subscriptions. Zoom then calculates the ARR from these Enterprise customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Zoom Contacts
Public Relations
Colleen Rodriguez
Head of Global Public Relations and Executive Communications
press@zoom.us

Investor Relations
Tom McCallum
Head of Investor Relations
investors@zoom.us

Zoom Video Communications, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	As of
	July 31, 2022	January 31, 2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$937,443	$1,062,820
Marketable securities	4,582,708	4,356,446
Accounts receivable, net	509,543	419,673
Deferred contract acquisition costs, current	225,221	199,266
Prepaid expenses and other current assets	159,486	145,602
Total current assets	6,414,401	6,183,807
Deferred contract acquisition costs, noncurrent	176,263	164,714
Property and equipment, net	239,102	222,354
Operating lease right-of-use assets	88,473	95,965
Strategic investments	358,248	367,814
Goodwill	122,556	27,607
Deferred tax assets	494,257	382,296
Other assets, noncurrent	154,298	106,761
Total assets	$8,047,598	$7,551,318
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$22,994	$7,841
Accrued expenses and other current liabilities	498,258	430,415
Deferred revenue, current	1,345,636	1,141,435
Total current liabilities	1,866,888	1,579,691
Deferred revenue, noncurrent	55,513	38,481
Operating lease liabilities, noncurrent	75,954	85,018
Other liabilities, noncurrent	58,846	68,110
Total liabilities	2,057,201	1,771,300

Stockholders’ equity:
Preferred stock	—	—
Common stock	298	299
Additional paid-in capital	3,830,745	3,749,514
Accumulated other comprehensive loss	(48,161)	(17,902)
Retained earnings	2,207,515	2,048,107
Total stockholders’ equity	5,990,397	5,780,018
Total liabilities and stockholders’ equity	$8,047,598	$7,551,318

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the condensed consolidated balance sheets was $70.6 million and $59.7 million as of July 31, 2022 and January 31, 2022, respectively.

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Revenue	$1,099,458	$1,021,495	$2,173,258	$1,977,732
Cost of revenue	273,611	261,256	535,432	526,250
Gross profit	825,847	760,239	1,637,826	1,451,482
Operating expenses:
Research and development	172,564	82,311	316,855	147,486
Sales and marketing	400,474	271,179	763,257	516,846
General and administrative	131,066	112,146	248,906	266,235
Total operating expenses	704,104	465,636	1,329,018	930,567
Income from operations	121,743	294,603	308,808	520,915
(Losses) gains on strategic investments, net	(34,712)	32,076	(71,116)	32,076
Other income (expense), net	3,368	(2,795)	(3,621)	(176)
Income before provision for income taxes	90,399	323,884	234,071	552,815
Provision for income taxes	44,649	6,800	74,663	8,200
Net income	45,750	317,084	159,408	544,615
Undistributed earnings attributable to participating securities	(4)	(154)	(19)	(309)
Net income attributable to common stockholders	$45,746	$316,930	$159,389	$544,306

Net income per share attributable to common stockholders:
Basic	$0.15	$1.07	$0.53	$1.85
Diluted	$0.15	$1.04	$0.52	$1.78
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	298,553,379	295,712,675	298,865,676	294,769,619
Diluted	307,160,840	305,861,051	306,902,964	305,652,628

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$45,750	$317,084	$159,408	$544,615
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	255,515	102,142	464,878	201,111
Amortization of deferred contract acquisition costs	62,722	41,626	119,502	79,392
Losses (gains) on strategic investments, net	34,712	(32,076)	71,116	(32,076)
Depreciation and amortization	20,875	12,028	36,155	22,691
Provision for accounts receivable allowances	13,630	10,537	26,727	14,592
Non-cash operating lease cost	5,616	4,359	11,067	8,633
Amortization on marketable securities	1,217	7,041	4,821	12,637
Other	6,575	(6)	19,305	264
Changes in operating assets and liabilities:
Accounts receivable	(42,293)	(41,594)	(125,898)	(117,259)
Prepaid expenses and other assets	(109,384)	(27,395)	(136,619)	(57,370)
Deferred contract acquisition costs	(91,315)	(54,784)	(157,005)	(102,597)
Accounts payable	5,288	42,368	16,441	43,960
Accrued expenses and other liabilities	(13,974)	5,153	64,262	93,809
Deferred revenue	67,576	85,740	220,550	296,636
Operating lease liabilities, net	(5,301)	(4,211)	(11,350)	(7,724)
Net cash provided by operating activities	257,209	468,012	783,360	1,001,314
Cash flows from investing activities:
Purchases of marketable securities	(965,191)	(669,136)	(1,576,853)	(2,094,587)
Maturities of marketable securities	697,349	500,859	1,306,676	791,906
Sales of marketable securities	—	119,569	—	119,569
Purchases of property and equipment	(27,832)	(12,975)	(52,870)	(92,049)
Purchases of strategic investments	(49,800)	(80,400)	(61,550)	(86,900)
Cash paid for acquisition, net of cash acquired	(120,553)	(2,121)	(120,553)	(2,121)
Purchases of intangible assets	—	—	(3,211)	—
Net cash used in investing activities	(466,027)	(144,204)	(508,361)	(1,364,182)
Cash flows from financing activities:
Cash paid for repurchases of common stock	(293,534)	—	(425,946)	—
Proceeds from issuance of common stock for employee stock purchase plan	34,605	37,846	34,605	37,846
Proceeds from employee equity transactions (remitted) to be remitted to employees and tax authorities, net	1,541	28,884	(2,545)	18,900
Proceeds from exercise of stock options	1,810	4,653	5,065	8,021
Other	—	—	—	337
Net cash used in financing activities	(255,578)	71,383	(388,821)	65,104
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(6,686)	—	(16,111)	—
Net (decrease) increase in cash, cash equivalents, and restricted cash	(471,082)	395,191	(129,933)	(297,764)
Cash, cash equivalents, and restricted cash – beginning of period	1,414,502	1,600,161	1,073,353	2,293,116
Cash, cash equivalents, and restricted cash – end of period	$943,420	$1,995,352	$943,420	$1,995,352

Zoom Video Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
GAAP income from operations	$121,743	$294,603	$308,808	$520,915
Add:
Stock-based compensation expense and related payroll taxes	262,592	116,742	475,454	221,117
Litigation settlements, net	—	—	(4,226)	66,916
Acquisition-related expenses	9,397	13,320	13,331	16,604
Non-GAAP income from operations	$393,732	$424,665	$793,367	$825,552
GAAP operating margin	11.1%	28.8%	14.2%	26.3%
Non-GAAP operating margin	35.8%	41.6%	36.5%	41.7%

GAAP net income attributable to common stockholders	$45,746	$316,930	$159,389	$544,306
Add:
Stock-based compensation expense and related payroll taxes	262,592	116,742	475,454	221,117
Litigation settlements, net	—	—	(4,226)	66,916
Losses (gains) on strategic investments, net	34,712	(32,076)	71,116	(32,076)
Acquisition-related expenses	9,397	13,320	13,331	16,604
Undistributed earnings attributable to participating securities	4	154	19	309
Tax effects on non-GAAP adjustments	(28,966)	—	(75,812)	—
Non-GAAP net income	$323,485	$415,070	$639,271	$817,176

Net income per share - basic and diluted:
GAAP net income per share - basic	$0.15	$1.07	$0.53	$1.85
Non-GAAP net income per share - basic	$1.08	$1.40	$2.14	$2.77
GAAP net income per share - diluted	$0.15	$1.04	$0.52	$1.78
Non-GAAP net income per share - diluted	$1.05	$1.36	$2.08	$2.67

GAAP and non-GAAP weighted-average shares used to compute net income per share - basic	298,553,379	295,712,675	298,865,676	294,769,619
GAAP and non-GAAP weighted-average shares used to compute net income per share - diluted	307,160,840	305,861,051	306,902,964	305,652,628

Net cash provided by operating activities	$257,209	$468,012	$783,360	$1,001,314
Less: Purchases of property and equipment	(27,832)	(12,975)	(52,870)	(92,049)
Free cash flow (non-GAAP)	$229,377	$455,037	$730,490	$909,265
Add: Litigation settlement payments, net	(7,310)	—	(7,310)	—
Adjusted free cash flow (non-GAAP)	$222,067	$455,037	$723,180	$909,265
Net cash used in investing activities	$(466,027)	$(144,204)	$(508,361)	$(1,364,182)
Net cash (used in) provided by financing activities	$(255,578)	$71,383	$(388,821)	$65,104
Operating cash flow margin (GAAP)	23.4%	45.8%	36.0%	50.6%
Adjusted free cash flow margin (non-GAAP)	20.2%	44.5%	33.3%	46.0%